Exhibit 5.1

601 Lexington Avenue New York, New York 10022

(212) 446-4800	Facsimile: (212) 446-4900
www.kirkland.com

March 22, 2016

Nexstar Broadcasting Group, Inc.

545 E. John Carpenter Freeway, Suite 700

Irving, Texas 75062

Re:	Nexstar Broadcasting Group, Inc. Registration Statement on Form S-4

Ladies and Gentlemen:

We are acting as special counsel to Nexstar Broadcasting Group, Inc., a Delaware corporation (the “Company”), in connection with the registration by the Company of shares (the “Shares”) of Class A Common Stock, par value $0.01 per share, of the Company (the “Common Stock”), pursuant to a Registration Statement on Form S-4, originally filed with the Securities and Exchange Commission (the “Commission”) on March 22, 2016, under the Securities Act of 1933, as amended (the “Act”) (such Registration Statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement”). The Shares are to be issued in connection with the merger contemplated by the Agreement and Plan of Merger, dated as of January 27, 2016 (the “Merger Agreement”), by and among the Company, Neptune Merger Sub, Inc., a Delaware corporation, and Media General, Inc. (“Media General”). The issuance of the Shares is referred to herein as the “Issuance.”

In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the Merger Agreement filed as Exhibit 2.1 to the Registration Statement; (ii) the Amended and Restated Certificate of Incorporation of the Company in the form filed as Exhibit 3.1 to the Registration Statement; (iii) the Amended and Restated By-laws of the Company in the form filed as Exhibit 3.2 to the Registration Statement; (iv) minutes and records of the corporate proceedings of the Company with respect to the Issuance; and (v) the Registration Statement.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We have not independently established or verified any facts relevant to the opinion expressed herein, but have relied upon statements and representations of officers and other representatives of the Company and others as to factual matters.

Beijing Chicago Hong Kong Houston London Los Angeles Munich Palo Alto San Francisco Shanghai Washington, D.C.

Nexstar Broadcasting Group, Inc.

March 22, 2016

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that, when (i) the certificate of merger relating to the Merger is filed with and accepted by the Secretary of State of the State of Delaware; (ii) the Registration Statement becomes effective under the Act and provided that such effectiveness shall not have been terminated; and (iii) the Shares have been duly issued and paid for in accordance with the provisions of the Merger Agreement and duly delivered to the stockholders of Media General in exchange for their shares of common stock of Media General, the Shares will have been duly authorized and validly issued and will be fully paid and non-assessable.

Our opinion expressed above is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of any laws except the General Corporation Law of the State of Delaware (including the statutory provisions, all applicable provisions of the Delaware constitution and reported judicial decisions interpreting the foregoing).

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the Issuance.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise.

This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

Sincerely,

/s/ Kirkland & Ellis LLP
KIRKLAND & ELLIS LLP